Exhibit 10.24.1

SOUTHWEST WATER COMPANY

INVESTORS’ RIGHTS AGREEMENT

February 25, 2000

i

5.9	Investor Representations	12
5.10	Finder’s Fee	13
5.11	Attorney’s Fees	13
5.12	Entire Agreement	13

ii

SOUTHWEST WATER COMPANY

INVESTORS’ RIGHTS AGREEMENT

                                                This Investors’ Rights Agreement (the “Agreement”) is made as of the 25th day of February, 2000, by and among SOUTHWEST WATER COMPANY, a Delaware corporation (the “Company”) and the persons listed on Exhibit A hereto, each of which is herein referred to as an “Investor,” with respect to the following:

RECITALS

                                                A.                                   Concurrently with the execution and delivery of this Agreement, the Company is issuing to each Investor a warrant (each, a “Warrant” herein) to purchase certain common stock, $0.01 par value of the Company (the “Common Stock”).

                                                B.                                     As a part of the agreement pursuant to which the Warrants are being issued to the Investors, the Company and the Investors enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of the Common Stock issuable upon exercise of the warrants and (ii) certain rights to receive or inspect information pertaining to the Company.  The Company and Investors also desire to set forth certain representations and warranties of Investors applicable with respect to all Common Stock issued to each Investor upon exercise of a Warrant.

AGREEMENT

                                                The parties hereby agree as follows:

                                                1.                                      Registration Rights.  The Company and the Investors covenant and agree as follows:

                                                                                                1.1                               Definitions. For purposes of this Section 1:

                                                                                                                                                (a)                                  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;

                                                                                                                                                (b)                                 The term “Registrable Securities” means (i) the share of Common Stock issuable or issued upon exercise of the Warrants and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned.  Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                                                                                                                                                (c)                                  The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable Warrants which are, Registrable Securities;

                                                                                                                                                (d)                                 The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.10 of this Agreement;

                                                                                                                                                (e)                                  The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act; and

                                                                                                                                                (f)                                    The term “SEC” means the Securities and Exchange Commission.

                                                                                                1.2                               Company Registration.  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, stock purchase plan or dividend reinvestment plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.3, the Company shall, subject to the provisions of Section 1.6, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.  The so-called “piggyback” registration rights granted to the Holders pursuant to this Section are the only registration rights granted by the Company to the Holders, and the Holders shall have no so-called “demand” registration rights as to the Registrable Securities.

                                                                                                1.3                               Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                                                                                                                                                (a)                                  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty

(120) days.  The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                                                                                                                                                (b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days.

                                                                                                                                                (c)                                  Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                                                                                                                                                (d)                                 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as condition thereto to qualify to do business or to file general consent to service of process in any such states or jurisdictions.

                                                                                                                                                (e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                                                                                                                                                (f)                                    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

                                                                                                                                                (g)                                 Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                                                                                                                                                (h)                                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Section 1 and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                                                                                                                                                (i)                                     Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                                                                                                1.4                               Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding himself or itself, the Registrable Securities held by him or it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

                                                                                                1.5                               Expenses of Registration. All expenses including underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to this Section 1 for each Holder (which right may be assigned as provided in Section1.10), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company. Provided, however, that each Holder with Registrable Securities included in any registration statement pursuant to this Section 1 shall reimburse the Company for his or its pro rata share of (a) all costs and expenses of such registration described in this Section 1.5 and (b) all underwriting discounts and commissions incurred in connection with such registration, but in an amount not to exceed One Dollar ($1.00) per share of Registrable Securities sold by such Holder. As used herein, and subject to the limitation set forth in the immediately preceding sentence, the pro rata share of any Holder shall be equal to that portion of the total amount determined pursuant to clauses (a) and (b) which bears the same relation to the total as the number of shares of Registrable Securities sold by such Holder bears to the number of shares covered by such registration statement.

                                                                                                1.6                               Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence.

                                                                                                1.7                               Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                                                                                                1.8                               Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                                                                                                                                                (a)                                  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                                                                                                                                                (b)                                 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.8(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                                                                                                                                                (c)                                  Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

                                                                                                                                                (d)                                 If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.8(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                                                                                                                                                (e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                                                                                                                                                (f)                                    The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

                                                                                                1.9                               Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                                                                                                                                                (a)                                  make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act;

                                                                                                                                                (b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                                                                                                                                                (c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                                                                                                1.10                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 12,000 shares of such securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purpose of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

                                                                                                1.11                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Section, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days after the effective date of any registration effected pursuant to this Section 1.

                                                                                                1.12                        Market-Standoff Agreement.

                                                                                                                                                (a)                                  Market-Standoff Period; Agreement.  In connection with any offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such public offering.

                                                                                                                                                (b)                               Limitations.  The obligations described in Section 1.12(a) shall apply only if all officers and directors of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit or stock purchase or dividend reinvestment plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

                                                                                                                                                (c)                                  Stop-Transfer Instructions.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to restrictions in Section 1.12(a)).

                                                                                                                                                (d)                                 Transferees Bound.  Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.12.

                                                                                                1.13                        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for this Section 1 after February 24, 2015.

                                                2.                                      Covenants of the Company.

                                                                                                2.1                               Delivery of Financial Statements.  The Company shall deliver to each Holder of at least 12,000 shares of Registrable Securities, within twenty (20) days after receipt of written request by such Holder, copies of the Company’s most recent annual report to shareholders, most recent Form 10-Q Report and most recent Form 10-K Report.

                                                                                                2.2                               Inspection.  To and until a Holder exercises a Warrant, in whole or in part, and becomes a shareholder of the Company, such Holder shall not have any rights of inspection granted to shareholders of the Company. From and after such exercise, such Holder shall have the same rights as any other shareholder of the Company, at such Holder’s expense, to visit and inspect the Company’s properties and to examine its books of account and records. Provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                                                                                                2.3                               Termination of Covenants.  The covenants set forth in Section 2.1 and 2.2 shall terminate as to each Investor and be of no further force or effect when the Company shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this subsection shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation.

                                                3.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor that:

                                                                                                3.1                               Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in the State of California and in each other jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

                                                                                                3.2                               Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Warrants, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of Common Stock issuable upon exercise of the Warrants has been taken, and this Agreement and the Warrants, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

                                                                                                3.3                               Valid Issuance of Securities.  The Common Stock to be issued to the Investors upon exercise of the Warrants, when issued, sold and delivered in accordance with the terms thereof for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Warrants and applicable state and federal securities laws. Based in part upon the representations of the Investors in this Agreement, the Common Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved for issuance.

                                                4.                                      Representations and Warranties of the Investors.  Each Investor hereby represents and warrants to the Company that:

                                                                                                4.1                               Authorization.  Such Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

                                                                                                4.2                               Purchase Entirely for Own Account.  This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Common Stock to be acquired by the Investor upon exercise of his or its Warrant will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such Common Stock. The Investor has not been formed for the specific purpose of acquiring such Common Stock.

                                                                                                4.3                               Disclosure of Information.  The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the Warrants with the Company’s management and has had an opportunity to review the

Company’s facilities. The Investor understands that such discussions, as well as any written information delivered by the Company to the Investor, were intended to describe the aspects of the Company’s business which it believes to be material.

                                                                                                4.4                               Restricted Securities.  The Investor understands that the Common Stock issued upon exercise of the Warrant has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Common Stock will be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold such securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify such securities for resale except as set forth in this Agreement. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for such securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

                                                                                                4.5                               Legends.  The Investor understands that the Common Stock issued upon exercise of the Warrant may bear one or all of the following legends:

                                                                                                                                                (a)                                  “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

                                                                                                                                                (b)                                 Any legend set forth in the Warrant.

                                                                                                                                                (c)                                  Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

                                                                                                4.6                               Accredited Investor.  The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                                                5.                                      Miscellaneous.

                                                                                                5.1                               Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Common Stock issued upon exercise of the Warrants). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                                                                                                5.2                               Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                                                                                                5.3                               Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or on the date of receipt or refusal indicated on the return receipt if deposited in the U.S. mail, as certified or registered mail, with postage prepaid and return receipt requested, and addressed to the party to be notified at such party’s address or fax number as set forth below or on Exhibit A hereto or as subsequently modified by written notice.

                                                                                                5.4                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

                                                                                                5.5                               Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

                                                                                                5.6                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                                                                5.7                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                                                                                                5.8                               Aggregation of Stock.  All shares of the Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                                                                                                5.9                               Investor Representations.  All representations and warranties of the Investors contained in Article 4 of this Agreement shall be deemed continuing representations and warranties made again at the date of each exercise of a Warrant.

                                                                                                5.10                        Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                                                                                                5.11                        Attorney’s Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement or the Warrants, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                                                                                                5.12                        Entire Agreement.  This Agreement and the Warrants constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly superseded.

                                                The parties have executed this Investors’ Rights Agreement as of the date first above written.

COMPANY:		INVESTORS:

SOUTHWEST WATER COMPANY,
A Delaware corporation		/s/ William L. McIntyre
(Investor)

By	/s/ Anton C. Garnier	By

Title:	President	Name:	William L. McIntyre
(print)

By	Thomas C. Tekulve	Title:

Title:	Vice Pres. Finance

Address:		(Investor)

Southwest Water Company		By
225 Barranca Avenue, Suite 200
West Covina, CA 91791-1605		Name:
Attn: President		(print)
Fax: (626) 915-1558
Title:

EXHIBIT A

INVESTORS

Name/Address/Fax No.	No. of Shares

Steven N. Reenders	44,297*
128 Avenida Del Mar
Suite 2C
San Clemente, CA 92672
Fax: (949) 498-7284

William L. McIntyre	44,297*
370 East Rowland Avenue
Covina, CA 91723
Fax: (626) 966-1274

* Assumes complete exercise of Warrants.